Exhibit 99.1

MYR Group Acquires CSI Electrical Contractors, Inc.

Rolling Meadows, Ill., July 15, 2019 — MYR Group Inc. (“MYR Group”) (NASDAQ: MYRG), announced that it has acquired substantially all the assets of CSI Electrical Contractors, Inc. (“CSI”). CSI is a leading full-service electrical contractor headquartered in Santa Fe Springs, California. CSI provides services throughout California to a broad array of end markets. The transaction closed today, and was valued at approximately $79.7 million, subject to working capital and net asset adjustments. Additionally, there could also be contingent payments based on the successful achievement of certain performance targets. Over the last two years, the average annual revenues of CSI were approximately $265 million.

“The addition of CSI to MYR Group continues to strengthen our C&I service offerings and geographic reach, strengthening our market position and allows us to continue to provide additional services to both new and existing customers,” said MYR Group’s President and CEO, Rick Swartz. “CSI brings a high-quality workforce and strong management team with decades of experience, who share our culture, values and commitment to delivering superior service to our customers through operational excellence. We are most impressed by CSI’s reputation in the clean energy market and provided opportunity to leverage this strength across a wider footprint. We expect their diverse project portfolio, strong reputation, design skills and assist capabilities will enhance our ability to capture projects. We are excited to welcome the employees of CSI to the MYR Group organization and look forward to making this a smooth transition.”

CSI will operate as CSI Electrical Contractors, Inc. as one of MYR Group’s subsidiaries.

About MYR Group Inc.

MYR Group is a holding company of leading specialty contractors serving the electric utility infrastructure, commercial and industrial construction markets throughout the United States and western Canada which have the experience and expertise to complete electrical installations of any type and size. Their comprehensive services on electric transmission and distribution networks and substation facilities include design, engineering, procurement, construction, upgrade, maintenance and repair services. Transmission and distribution customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Commercial and industrial electrical contracting services are provided to general contractors, commercial and industrial facility owners, local governments and developers generally throughout the United States and western Canada. For more information, visit myrgroup.com.

About CSI

CSI is a full-service electrical contractor headquartered in Santa Fe Springs, California. Established in 1990, CSI delivers a wide range of commercial and industrial electrical construction services with significant experience performing work in the solar, aerospace, healthcare, government and biomedical markets. CSI also has significant self-perform capabilities in electrical system construction and retrofit projects, technology integration, and alternative energy projects, preconstruction services, prefabrication, telecommunications, design-build/design-assist and integrated project delivery methodologies. For more information, visit csielectric.com.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenue, income, capital spending, segment improvements and investments. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “encouraged,” “estimate,” “expect,” “intend,” “likely,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “project,” “remain confident,” “should” “unlikely,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement. We disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this announcement should be evaluated together with the many uncertainties that affect MYR's business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in any risk factors or cautionary statements contained in MYR's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Betty R. Johnson, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

David Gutierrez, Dresner Corporate Services, 312-780-7204, dgutierrez@dresnerco.com